YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

M3-BRIGADE ACQUISITION III CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your warrant proxy. Have your warrant proxy available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online warrant holder meeting, you will need your 12 digit control number to vote electronically at the warrant holder meeting. To attend the warrant holder meeting, visit:
https://www.cstproxy.com/ /2023

MAIL – Mark, sign and date your warrant proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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WARRANT PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS OF M3-BRIGADE ACQUISITION III CORP. RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, AND 2.

1. **MBSC Warrantholder Proposal No. 1 — The Warrant Amendment Proposal** — To approve and adopt the MBSC Public Warrant Amendment to provide that, upon the Closing, each MBSC Public Warrant, which entitles the holder to purchase one share of MBSC Class A Common Stock, will be exchanged by such holder with MBSC for cash in the amount of $0.50 per MBSC Public Warrant.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **MBSC Warrantholder Proposal No. 2 — The Warrantholder Adjournment Proposal** — To approve the adjournment of the MBSC Warrantholders' Meeting to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that there are not sufficient votes to approve the Warrant Amendment Proposal, or otherwise in connection with the Warrant Amendment Proposal.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________**2023.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Warrant Holders Meeting

To view the Proxy Statement and to attend the Warrant Holders Meeting, please go to: https://www.cstproxy.com/ /2023

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WARRANT PROXY

M3-BRIGADE ACQUISITION III CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Mohsin Y. Meghji and Charles Garner, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of M3-Brigade Acquisition III Corp. held of record by the undersigned at the close of business on , 2023 at the Warrant Holder Meeting of M3-Brigade Acquisition III Corp. to be held virtually at: **https://www.cstproxy.com/ /2023** on , 2023 at ET or at any adjournment or postponement thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ALL PRIOR PROXIES FOR SUCH SPECIAL MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS NO. 1, AND 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE WARRANT HOLDER MEETING.

(Continued and to be marked, dated and signed on reverse side)